SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2004

INCARA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Item 5.	Other Events and Regulation FD Disclosure

On April 30, 2004, Goodnow Capital, L.L.C., a majority shareholder in Incara Pharmaceuticals Corporation, announced that, effective as of April 30, 2004, it had elected a new board of directors of Incara. David C. Cavalier, President of Goodnow, will serve as the chairman of the board. Richard P. Burgoon, Jr. and Alan J. Tuchman, MD, who, together with Mr. Cavalier, are members of Xmark Asset Management, LLC, which is the manager of Goodnow and the Xmark Funds, will also join the Incara board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION

Date: April 30, 2004	/s/ Richard W. Reichow

Richard W. Reichow Executive Vice President and Chief Financial Officer

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